FOURTEENTH AMENDMENT TO FLEET NATIONAL BANK
COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS

    THIS FOURTEENTH AMENDMENT TO COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS (the "Amendment") is made as of April 3, 2002, by and among FLEET NATIONAL BANK (successor by merger to Fleet Bank - NH), a national banking association organized under the laws of the United States of America with an address of Mail Stop NH DE 01102A, 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank"), GREEN MOUNTAIN COFFEE ROASTERS, INC. (f/k/a Green Mountain Coffee, Inc.), a Vermont corporation with a principal place of business at 33 Coffee Lane, Waterbury, Vermont 05676 (the "Borrower"), and GREEN MOUNTAIN COFFEE ROASTERS FRANCHISING CORPORATION, a Delaware corporation (the "Subsidiary").

W I T N E S S E T H:

    WHEREAS, the Bank, the Borrower, and the Subsidiary are parties to a certain Fleet Bank - NH Seventh Amendment and First Restatement of Commercial Loan Agreement dated April 12, 1996, as amended by Eighth Amendment to Fleet Bank - NH Commercial Loan Agreement and Loan Documents dated February 19, 1997, Ninth Amendment to Fleet Bank - NH Commercial Loan Agreement and Loan Documents dated June 9, 1997, Tenth Amendment to Commercial Loan Agreement and Loan Documents dated January 15, 1998, Eleventh Amendment to Fleet Bank - NH Commercial Loan Agreement and Loan Documents dated February 19, 1998, Twelfth Amendment to Fleet Bank - NH Commercial Loan Agreement and Loan Documents dated April 7, 2000, and Thirteenth Amendment Agreement dated September 17, 2001 (as amended to date, the "Loan Agreement") and certain Loan Documents (as defined in the Loan Agreement and as amended through the date hereof) of various dates, including, but not limited to a certain Guaranty Agreement dated October 22, 1992, as amended to date, of the Subsidiary (the "Guaranty"), and certain Security Agreements of the Borrower dated April 12, 1996 and of the Subsidiary dated October 22, 1992, as amended to date (collectively, the "Security Agreements");

    WHEREAS, pursuant to the Loan Agreement, the Bank has extended to the Borrower certain credit facilities including a revolving line of credit loan in the maximum principal amount of up to Fifteen Million Dollars ($15,000,000.00) (the "Revolving Line of Credit Loan"); and

    WHEREAS, the Borrower has requested, and the Bank has agreed, to (a) extend the maturity date of the Revolving Line of Credit Loan to March 31, 2004, (b) extend a new term loan in the principal amount of Five Million Dollars ($5,000,000.00), and (c) make certain other modifications and amendments to the terms and conditions affecting all of the credit facilities provided under the Loan Agreement and the Loan Documents. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement and/or the Loan Documents, as the case may be.

    NOW, THEREFORE, in consideration of the Bank extending the maturity date of the Revolving Line of Credit Loan, extending the new term loan, and amending the Loan Agreement in other respects as provided below, the Bank, the Borrower, and the Subsidiary hereby agree to amend the Loan Agreement and the Loan Documents as follows:

I. AMENDMENT OF LOAN AGREEMENT.

A. Extension of Maturity Date of Revolving Line of Credit Loan. The Loan Agreement shall be and hereby is amended by changing the Maturity Date under Section I. C. of the Loan Agreement from March 31, 2003 to March 31, 2004.

B. Use of Revolving Line of Credit Loan Proceeds. The Loan Agreement shall be and hereby is amended by deleting Section I. F. thereof and inserting in place thereof the following:

"F. Purposes. Amounts advanced and readvanced to Borrower under the Revolving Line of Credit Loan shall only be used for BORROWER's ordinary working capital requirements; the initial purchase of 38,175 shares of capital stock of Keurig, Incorporated, the subsequent purchase of 426,107 shares of capital stock of Keurig, Incorporated and the additional purchase of shares of the capital stock of Keurig, Incorporated (provided that the aggregate amount of all such purchases after the date hereof by BORROWER shall not exceed 1,820,000 additional shares at $6.50 per share); and other general corporate purposes."
C. New Term Loan. The Loan Agreement shall be and hereby is amended by adding the following new Section III. C.:

C. 2002 New Term Loan. The BANK shall extend to the BORROWER a new term loan in the principal amount of Five Million Dollars ($5,000,000.00) (the "2002 New Term Loan"), upon and subject to the terms and conditions set forth in the Term Promissory Note of even date evidencing the 2002 New Term Loan, the other Loan Documents and this Agreement.
(1) Repayment. The 2002 New Term Loan shall be repaid as provided in the Term Promissory Note of even date evidencing the 2002 New Term Loan and in this Agreement.

(2) Interest. The interest rate applicable to principal outstanding from time to time under the 2002 New Term Loan shall be as follows:

(i) Except as provided hereinbelow, principal outstanding under the 2002 New Term Loan, if not subject to a LIBOR based rate of interest as provided hereinbelow, shall bear interest at a variable rate equal to the BANK's Prime Rate. Each time the Prime Rate changes, the interest rate applicable to outstanding principal under the 2002 New Term Loan shall change contemporaneously with such change in the Prime Rate. Interest shall be calculated and charged daily on the basis of actual days elapsed over a three hundred sixty (360) day banking year.

(ii) The BORROWER may elect to have the entire amount of principal outstanding under the 2002 New Term Loan bear interest for one or more periods of one (1) month, three (3) months, six (6) months, or twelve (12) months (but in no event shall any such period extend beyond the maturity date of the loan) at a fixed rate (the "New Term LIBOR Rate") equal to the LIBOR rate plus one and three-quarters percent (1.75%) per annum. Outstanding principal under the 2002 New Term Loan which is not subject to a current election to bear interest at the New Term LIBOR Rate shall bear interest at the Prime Rate. BORROWER shall make elections to have outstanding principal under the 2002 New Term Loan subject to the New Term LIBOR Rate in accordance with the procedures set forth above for the Revolving Line of Credit Loan in Section I. D. (ii) and, except as otherwise specifically set forth in this section, the terms and conditions of Section I. D. (ii) shall apply to all such elections, and outstanding principal under the 2002 New Term Loan which is subject to such an election shall constitute LIBOR Advances for purposes of Section I. D. (ii). Additionally, outstanding principal under the 2002 New Term Loan which is subject to the New Term LIBOR Rate shall be subject to the terms and provisions of Section I. E above which are applicable to outstanding principal under the Revolving Line of Credit Loan subject to the Revolving LIBOR Rate.

(3) Purposes. Amounts advanced to BORROWER under the 2002 New Term Loan shall be used solely for BORROWER's purchase of additional shares of the capital stock of Keurig, Incorporated. (provided that the aggregate amount of such purchases (including purchases using proceeds from the Revolving Line of Credit Loan) after the date hereof by BORROWER shall not exceed 1,820,000 additional shares at $6.50 per share) and for purposes of capital equipment purchases.
D. Amendment of Financial Covenants. The Financial Covenants set forth in Section IV of Schedule B of the Loan Agreement shall be and hereby are deleted in their entirety and replaced with the following:

"IV. Description of Additional Financial and other Covenants:

A. BORROWER and the Subsidiary on a consolidated basis shall have a ratio of Funded Debt (as hereinafter defined) to Cash Flow (as hereinafter defined) as of the end of each fiscal quarter which does not exceed 2.25:1. Funded Debt" means all indebtedness of the BORROWER and the Subsidiary (other than ordinary trade accounts payable and accrued liabilities), less the amount of cash reflected on BORROWER's balance sheet as of the end of the applicable fiscal quarter which exceeds Four Hundred Thousand Dollars ($400,000.00), all as determined in accordance with generally accepted accounting principles consistently applied ("GAAP") at the end of each fiscal quarter from BORROWER's and the Subsidiary's consolidated financial statements delivered to the BANK in accordance with the covenants of the BORROWER herein above (the "Financial Statements"). "Cash Flow" means the BORROWER's and Subsidiary's consolidated earnings for the twelve (12) month period ending as of the end of the reported fiscal quarter, before reduction for interest, depreciation, and amortization expense, and after reduction or increase for non-cash items, all as determined in accordance with GAAP from the Financial Statements.
B. The BORROWER and the Subsidiary on a consolidated basis shall have a minimum "Debt Service Coverage" (as hereinafter defined) of 2.5:1 as at the end of each fiscal quarter. For purposes hereof, "Debt Service Coverage" shall mean the ratio of Cash Flow for the twelve (12) month period ending as of the end of the reported fiscal quarter to the aggregate amount of interest and current maturities on Funded Debt payable by BORROWER and the Subsidiary for such period, all as determined in accordance with GAAP from the Financial Statements.

C. BORROWER and the Subsidiary shall have on a consolidated basis Net Profits (as hereinafter defined) of at least One Million Five Hundred Thousand Dollars ($1,500,000.00) for the twelve (12) month period ending as of the end of each fiscal quarter. "Net Profits" means net profits as determined in accordance with GAAP from the Financial Statements.
D. BORROWER shall not make expenditures for capital assets or capital improvements (as determined in accordance with GAAP) in an aggregate amount which exceeds (i) Ten Million Dollars ($10,000,000.00) in the fiscal year ending September 30, 2002 and (ii) Six Million Dollars ($6,000,000.00) in each fiscal year thereafter. The amount of permitted capital expenditures in each such fiscal year shall be increased by the amount of cash received by BORROWER from the sale of capital assets during such fiscal year.

E. BORROWER shall report and certify to BANK its compliance with the financial covenants hereinabove within forty-five (45) days after each fiscal quarter end on such form or forms as may from time to time be specified by the BANK."
II. FEES. For and in consideration of the Bank entering into this Amendment, the Borrower shall pay the Bank an extension fee for the Revolving Line of Credit Loan in the amount of $10,000.00 and a commitment fee for the 2002 New Term Loan in the amount of $20,000.00, each such fee being due and payable on the date of execution hereof.

III. AMENDMENT OF SECURITY AGREEMENTS. The Revolving Line of Credit Loan, as modified hereby, and the 2002 New Term Loan shall each be secured in accordance with the terms, conditions, and priorities under the Loan Agreement and Loan Documents. The Security Agreements of each of the Borrower and the Subsidiary included among the Loan Documents shall be and hereby are amended by including the Revolving Line of Credit Loan, as modified hereby, and the 2002 New Term Loan as Secured Obligations under each of the Security Agreements secured by the security interests in the Collateral granted to the Bank by the Borrower and the Subsidiary thereunder.

IV. AMENDMENT OF SUBSIDIARY'S GUARANTY AGREEMENT.

The Guaranty shall be and hereby is amended such that the Revolving Line of Credit Loan, as modified hereby, and the 2002 New Term Loan shall be included as Guaranteed Obligations thereunder.

V. REPRESENTATIONS AND WARRANTIES.

Except as set forth in Schedule I hereto, and except to the extent affected by the amendments hereunder or by previous amendments, or otherwise consented to or acknowledged by the Bank in writing, each of the Borrower and the Subsidiary, jointly and severally, confirm, reassert, and restate all of the representations and warranties under the Loan Agreement and the Loan Documents as of the date hereof.

VI. AFFIRMATIVE COVENANTS.

Except as set forth in Schedule II hereto and except to the extent affected by the amendments hereunder or by previous amendments, or otherwise consented to or acknowledged by the Bank in writing, each of the Borrower and the Subsidiary, jointly and severally, hereby confirm, reassert, and restate their respective affirmative covenants as set forth in the Loan Agreement and Loan Documents as of the date hereof.

VII. AFFIRMATION OF NEGATIVE COVENANTS.

Except as set forth on Schedule III hereto and except to the extent affected by the amendments hereunder or by previous amendments, or otherwise consented to or acknowledged by the Bank in writing, each of the Borrower and the Subsidiary, jointly and severally, hereby confirm, reassert, and restate their respective negative covenants as set forth in the Loan Agreement and the Loan Documents as of the date hereof.

VIII. FURTHER REPRESENTATION AND WARRANTY.

Each of the Borrower and the Subsidiary represent and warrant to the Bank that no consent, authorization or approval is required of any third party, including, but not limited to, the Vermont Economic Development Authority and the United States Small Business Administration, for any of the Borrower or the Subsidiary to enter into this Agreement and to consummate the transactions contemplated hereunder.

IX. NO FURTHER EFFECT.

Except as specifically amended hereby, the terms and conditions of the Loan Agreement and the Loan Documents as set forth therein and as amended through the date hereof shall remain in full force and effect.

IN WITNESS WHEREOF, the Bank, the Borrower and the Subsidiary have executed this agreement effective as of the date and year first above written.

FLEET NATIONAL BANK
By: s/s Kenneth R. Sheldon
 Kenneth R. Sheldon, Vice President

GREEN MOUNTAIN COFFEE ROASTERS, INC.
By: s/s Robert D. Britt
 Robert D. Britt, Vice President - Finance/Treasurer

GREEN MOUNTAIN COFFEE ROASTERS
FRANCHISING CORPORATION
By: s/s Robert D. Britt
Robert D. Britt, Vice President - Finance/Treasurer

STATE OF NEW HAMPSHIRE
COUNTY OF ___________________

On this, the 3rd day of April, 2002, before me, the undersigned officer, personally appeared Kenneth R. Sheldon, who acknowledged himself to be a Vice President of Fleet National Bank, a bank and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of said bank.

Before me,

Justice of the Peace/Notary Public

STATE OF NEW HAMPSHIRE
COUNTY OF __________________

On this, the 3rd day of April, 2002, before me, the undersigned officer, personally appeared Robert D. Britt, who acknowledged himself to be the Vice President - Finance/Treasurer of Green Mountain Coffee Roasters, Inc., a corporation and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of said corporation.

Before me,

Justice of the Peace/Notary Public

STATE OF NEW HAMPSHIRE
COUNTY OF __________________

On this, the 3rd day of April, 2002, before me, the undersigned officer, personally appeared Robert D. Britt, who acknowledged himself to be the Vice President - Finance/Treasurer of Green Mountain Coffee Roasters Franchising Corporation, a corporation and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of said corporation.

Before me,

Justice of the Peace/Notary Public

FOURTEENTH AMENDMENT TO FLEET NATIONAL BANK
COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS

Schedule I

None

FOURTEENTH AMENDMENT TO FLEET NATIONAL BANK
COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS

Schedule II

Section X E. is amended to read as follows: "E. Management. Change the executive management of BORROWER, limited to Robert P. Stiller.

FOURTEENTH AMENDMENT TO FLEET NATIONAL BANK
COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS

Schedule III

None